VIA FEDERAL EXPRESS
-------------------

Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
Mail Stop A4N
North Quincy, Massachusetts  02171-2197

Dear Ms. Morin,

     Pursuant to section 9 of the transfer agency and service contract between State Street Bank & Trust Company ("State Street") and Neuberger & Berman Equity Assets dated as of __________, 1994, we request that Neuberger & Berman Genesis Assets be added as a Portfolio governed by that contract. The addition of this series is effective as of March 31, 1997. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.


                                                Sincerely,




                                              ----------------------------
                                              Name:  Michael J. Weiner
                                              Title: Vice President
                                              Neuberger & Berman Equity Assets

Accepted by State Street
Bank and Trust Company



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Name:
Title:

cc:     Paul Alfama, BFDS